UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N. Military Trail, Suite 275 Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

Genesis Group Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2013, the holders of voting shares representing at least a majority of the voting rights of our common stock and our outstanding shares of preferred stock voting together with our common stock on an as-converted basis, delivered an executed written consent in lieu of a special meeting authorizing and approving an amendment to our Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock, at an exchange ratio of up to one-for-four (1:4) shares (the “Reverse Split”), with our board of directors maintaining the discretion of whether or not to consummate the Reverse Split, and if so decided, at which exchange ratio to implement the Reverse Split.

Our board of directors approved the Reverse Split on May 1, 2013.  We filed a Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission on May 15, 2013 (the “Information Statement”) with respect to the Reverse Split.  For further information regarding the Reverse Split, please see the Information Statement, the contents of which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2013	InterCloud Systems, Inc.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer